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                                                                  EXHIBIT (10.9)

                            ADVANCED BIOTHERAPY, INC.

                            INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the "Agreement") is made as of the 15th day of April, 2002, by and among Advanced Biotherapy, Inc., a Delaware corporation (the "Company"), and the holders of 2002 Subordinated Convertible Pay-In-Kind Notes due September 30, 2004, of the Company (each of whom is sometimes herein referred to as an "Investor," and collectively as the "Investors") who have executed, or may from time to time execute, an Investors Rights Agreement Joinder, generally in the form attached hereto as Exhibit A. The Investors are identified on Schedule A hereto, which will be amended from time to time to update the parties to this Agreement.

                                    RECITALS

The Investors have subscribed for the Company's 2002 Subordinated Convertible Pay-In-Kind Notes due September 30, 2004 ("Convertible Notes") evidenced by debt instruments substantially in the form of Exhibit B pursuant to the Subscription Agreement of even date herewith (the "Subscription Agreement"). The Company and the Investors desire to enter into this Agreement in order to provide the Investors with certain rights to register shares of the Company's common stock, par value $0.001 ("Common Stock") underlying the Convertible Notes. The Company desires to induce the Investors to purchase Convertible Notes by agreeing to the terms and conditions set forth herein.

                                    AGREEMENT

The parties hereby agree as follows:

1. REGISTRATION RIGHTS The Company and the Investors covenant and agree as follows:

        1.1.   DEFINITIONS.  For purposes of this Agreement:

               (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute, and applicable rules and regulations thereunder (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued pursuant to the conversion of the Company's Convertible Notes and (ii) any other shares of the Company's Common Stock issued as (or issuable upon the conversion or exercise of any Convertible Notes, warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases

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any Registrable Securities sold by a person in a transaction in which such person's rights under this Agreement are not assigned. Notwithstanding the foregoing, neither the Company's Common Stock nor its other securities shall be treated as Registrable Securities if they have been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

               (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

               (d) The term "Holder" means any person owning, or having the right to acquire, Registrable Securities or any assignee thereof in accordance with Section 1.8 of this Agreement;

               (e) The term "SEC" means the Securities and Exchange Commission; and

        1.2    REQUEST FOR REGISTRATION.

               (a) If the Company shall receive at any time after October 1, 2002, through December 31, 2004, inclusive, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least such number of the Registrable Securities then outstanding as would yield an aggregate offering price of at least $500,000.00 before underwriting discounts and commissions, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its reasonable best efforts to effect as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered by the Company in accordance with Section 1.3.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities


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through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period, whether pursuant to this
Section 1.2(c) or pursuant to Section 1.4(b)(iii).

               (d) In addition and without limitation of Section 1.15 hereof, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                   (i) After the Company has effected one (1) registration pursuant to this Section 1.2 and such registration has been declared or ordered effective;

                   (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.4 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                   (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below;

                   (iv) If within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 1.2(a), the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days; or

                   (v) At any time after December 31, 2004.


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               (e) Notwithstanding the foregoing, a registration will not count as the required registration under Section 1.2(d)(i) unless the Initiating Holders were able to sell a minimum of fifty-percent (50%) of the shares sought to be so registered in such registration.

        1.3 HOLDER PROCEDURES. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the notice from the Company described in
Section 1.2, above, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder thereafter shall have no further right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities.

        1.4 FORM S-3 REGISTRATION. In the event that the Company shall receive, from any Holder or Holders of not less than fifty percent (50%) of the Registrable Securities then outstanding, a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

                   (i) if Form S-3 is not available for such offering by the Holders;

                   (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public before deducting any underwriters' discounts or commissions) of less than $500,000;

                   (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 180 days after receipt of the request of the Holder or Holders under this


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Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period, whether pursuant to this Section 1.4(b)(iii) or pursuant to Section 1.2(c);

                   (iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 1.4, the Company gives notice to the Holders of the Company's intention to make a public offering within ninety (90) days;

                   (v) if the Company has, within the twelve (12) month period preceding the date of such request, effected a registration on Form S-3 for the Holders pursuant to this Section 1.4;

                   (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

                   (vii) after the Company has effected one (1) registration pursuant to Section 1.2 and such registration has been declared effective or ordered effective.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration effected pursuant to Sections 1.2, respectively.

        1.5 OBLIGATIONS OF THE COMPANY. When required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective up to and including September 30, 2004 ("Expiration Date"). The Company shall be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, subject to such Expiration Date.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement through the Expiration Date, inclusive.


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               (c) Furnish to the Holders such numbers of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders holding a majority of the Registrable Securities then outstanding, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue through the Expiration Date, inclusive.

               (f) Cause all such Registrable Securities registered pursuant to such registration statement to be listed on any securities exchange on which similar securities issued by the Company are then listed.

               (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

        1.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        1.7    EXPENSES OF REGISTRATION.

               (a) Demand Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 , including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (collectively "registration expenses") shall be borne by the Holders and payable in advance upon demand by the Company.


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               (b) Registration on Form S-3. All expenses other than
underwriting discounts and commissions incurred in connection with two (2) registrations requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

               (c) Notwithstanding anything to the contrary herein, the Holders shall bear full responsibility for all costs and expenses of any kind occurred in connection with any underwriting, distribution, offer, sale or other transfers of Registrable Securities, including, without limitation, underwriting discounts and commissions.

        1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 or 1.4 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be first taken from the Holders of Registrable Securities and apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, but in no event shall any shares being sold by a stockholder exercising registration rights pursuant to Section 1.2 be excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

        1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:


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               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and, if applicable, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder, or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however , that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, its officers and each person who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder which consent shall not be unreasonably withheld; further, that in no event shall the amounts payable in indemnity by a Holder


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under this subsection 1.6(b) in respect of a Violation exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c) Promptly after receipt by an indemnified party under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however , that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.6 to the extent that the indemnifying party has been prejudiced thereby, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

               (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall the amounts payable in contribution by a Holder under this subsection 1.6(d) in respect of a Violation exceed the net proceeds received by such Holder in the registered offering out of which Violation arises. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.


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        1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder, so long as accurate and so long as the Holder owns any Registrable Securities, forthwith upon request a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, and such information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations and together with the Registrable Securities and related Convertible Notes as permitted pursuant to and in accordance with the Convertible Notes), provided (i) the Company is, within ten (10) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee agrees in writing to be subject to all restrictions set forth in this Agreement and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

        1.13 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) on or after December 31, 2004, or (ii) during such times as Rule 144 (or another similar exemption under the Securities Act) is available for the sale of all of such Holder's shares during a three (3) month period without registration.

2. ARBITRATION. In the event of any controversy, dispute or claim arising out of or related to this Agreement, the Subscription Agreement or the Convertible Notes, or the interpretation, breach, termination or validity hereof or thereof, the parties shall submit such controversy, dispute or claim to binding arbitration hereunder. All arbitration proceedings pursuant to this Section shall be before a retired judge of the United States District Court for the Central District of California, Los Angeles Division, or the Los Angeles County Superior Court or such other arbitrator as the parties shall mutually agree upon. In the event that the parties are unable to agree upon the selection of an arbitrator, any party may request the presiding judge of the United States District Court for the Central District of California, Los


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Angeles Division, or the Los Angeles County Superior Court to appoint such arbitrator. Arbitration of the dispute shall commence no later than thirty (30) days after the selection or appointment of such arbitrator. The arbitrator shall be bound by the express terms of this Agreement and shall endeavor to reach his or her decision as quickly as possible, which decision shall be final and binding on the parties to this Agreement. The arbitrator shall also have the power to award costs and expenses (including, without limitation, reasonable attorneys' fees) to the prevailing party. Application to enforce the arbitrator's decision can be made in any court or other tribunal of competent jurisdiction; any other application or dispute shall be submitted to the United States District Court for the Central District of California, Los Angeles Division, or the Los Angeles County Superior Court for determination. The rules of discovery then pertaining to the United States District Court for the Central District of California, Los Angeles Division, or a California Court of Law, as the case may be, shall apply to any such arbitration, including, without limitation, Sections 1283.01 and 1283.05 of the California Code of Civil Procedure, the provisions of which are hereby incorporated herein and made a part hereof by reference. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL OR TO ASSERT THE DOCTRINE OF INCONVENIENT FORUM OR TO OBJECT TO VENUE TO THE EXTENT ANY ACTION SUIT, ARBITRATION OR OTHER PROCEEDING IS BROUGHT IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

3.      MISCELLANEOUS.

        3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any Common Stock issued upon conversion or exercise thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        3.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

        3.3 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or one (1) day after delivery by overnight courier or sent by facsimile, or electronic mail provided that in each case, the sender retains proof of receipt, or four (4) days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature pages hereto or as subsequently modified by written notice.

        3.4 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

        3.5 GOVERNING LAW. This agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

        3.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        3.7 RECOVERY OF FEES AND COSTS. In the event that any legal, equitable, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, termination or invalidity in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such proceeding, in addition to any other relief to which such party may be entitled.

        3.8 DRAFTING PRESUMPTION. It is acknowledged that the parties and their respective agents have participated in an arms'-length negotiation in the preparation of this Agreement. As a consequence, the parties agree that no presumption shall be applied in any interpretation of this Agreement that the terms hereof shall be more strictly construed against one party by reason of any rule or construction that a document is to be construed more strictly against the party who prepared the same, whether through such party's agents or otherwise and the parties expressly waive the application of Section 1654 of the California Civil Code.

        3.9 ENTIRE AGREEMENT. This Agreement and the documents referred to herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

        3.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        The parties hereto have executed this Investor Rights Agreement as of the date first written above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

COMPANY:                                                 INVESTORS:
ADVANCED BIOTHERAPY, INC.
a Delaware corporation                                   WITH RESPECT TO THE INVESTORS, THE
                                                         SIGNATURE PAGE TO THIS AGREEMENT
                                                         CONSISTS OF THE INVESTOR RIGHTS
                                                         AGREEMENT JOINDER, WHICH, IN SOME CASES,
By:                                                      WILL BE INCLUDED AS PART OF THE
         -----------------------------------             SUBSCRIPTION AGREEMENT SIGNATURE PAGE.
         Edmond F. Buccellato, President
         and Chief Executive Officer

Address:   Advanced Biotherapy Concepts, Inc.
           6355 Topanga Canyon Boulevard
           Suite 510
           Woodland Hills, CA 91367
Fax:       818-883-3353

                                    EXHIBIT A
                          TO INVESTOR RIGHTS AGREEMENT

                        INVESTOR RIGHTS AGREEMENT JOINDER

        By signing and returning this Investor Rights Agreement Joinder, the undersigned agrees to be a party to that certain Investor Rights Agreement, by and between the Company and the Investors identified therein, a copy of which has been presented to the undersigned along with the Investor Rights Agreement Joinder. The undersigned shall have all rights, and shall observe all the obligations, applicable to an "Investor" as set forth in the Investor Rights Agreement. In order to give effect to this transaction, please add the undersigned to the list of "Investors" as set forth in Schedule A to the Investor Rights Agreement effective upon execution of this Investor Rights Agreement Joinder and acceptance by the Company of the undersigned's subscription.

Date:
     ----------------

INVESTOR:

-------------------------------
[Signature]

-------------------------------
[Print or Type Name]

Address:

-------------------------------

-------------------------------

-------------------------------

Social Security Number:

-------------------------------

                                   SCHEDULE A
                          TO INVESTOR RIGHTS AGREEMENT

                                    INVESTORS

Name/Address/Fax No.                       Principal Amount of Convertible Notes
--------------------                       -------------------------------------